UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2017

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On December 18, 2017, GlobalKey Supply Chain Ltd. (“GlobalKey”), a limited liability company incorporated in China and a wholly owned subsidiary of Future FinTech Group Inc. (the “Company”), and Reits (Beijing) Technology Co. Ltd., a limited liability company incorporated in China (“Reits”), entered into a Technology Development Service Contract (the “Agreement”).

Under the Agreement, Reits shall provide services to GlobalKey relating to the design, development, testing, deployment and maintenance of a blockchain-based Globally Shared Shopping Mall and other software systems (the “System”). Following the completion and delivery of the System by Reits, (i) GlobalKey shall provide the hardware and network requirements for the trial deployment of the System, (ii) Reits shall provide training of GlobalKey’s staff in the use and operation of the System, and (iii) for a period of one year from the System delivery date and for no additional charge, Reits shall provide ongoing System maintenance and technical support (the “Free Maintenance Period”). Following the completion of the Free Maintenance Period, GlobalKey may elect to engage Reits for ongoing maintenance and technical support. Under the Agreement, GlobalKey shall pay Reits aggregate consideration of RMB 13,000,000 ($1,954,887), of which RMB 9,100,000 ($1,368,421) may be paid in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a per share price equal to the average of the Common Stock’s closing prices over the 5 trading days prior to the date of the Agreement, or $1.554 per share (the “Share Payment”). The exchange rate between US$ and RMB for the payment is 1: 6.65. The Share Payment shall be made within 15 business days of the date of the Agreement, and the remaining Agreement consideration shall be paid by GlobalKey in accordance with the schedule described in the Agreement. The 880,580 shares of Common Stock to be issued by the Company pursuant to the Share Payment under the Agreement shall be sold and issued pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

The Agreement also contains customary representations and warranties regarding the intellectual property developed pursuant to the Agreement and covenants regarding the parties’ cooperation.

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02        Unregistered Sales of Equity Securities.

Please refer to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On December 22, 2017, the Company issued a press release announcing the Technology Development Service Contract described in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 to this Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01        Financial Statements Exhibits.

(d)       Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1	Technology Development Service Contract by and between GlobalKey Supply Chain Ltd., and Reits (Beijing) Technology Co. Ltd., dated December 18, 2017.
99.1	Press Release Dated December 22, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 22, 2017	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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